Exhibit 99.1

                      Access National Announces Stock Split


     RESTON, Va.--(BUSINESS WIRE)--Nov. 30, 2005--Access National Corporation (NASDAQ:ANCX) announced today that its Board of Directors has authorized a 2 for 1 stock split in the form of a 100% stock dividend for shareholders of record as of December 12, 2005, payable December 23, 2005.
     According to CEO Michael Clarke, "This is a fitting reward to our shareholders as we celebrate the sixth anniversary of our business. This caps off a year of many milestones, most illustrated by our debut as #11 on U.S. Banker Magazine's annual listing of Top Community Banking Companies published in July of this year."
     Access National Corporation serves as the holding company for Access National Bank and its subsidiaries, Access National Mortgage Corporation and Access National Leasing Corporation. As of September 30, 2005, the company reported Total Assets of $527 million.

     This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to then Company's Annual Report on Form 10-K and other SEC filings.


     CONTACT: Access National Corporation
              Michael Clarke, 703-871-2100